EXHIBIT 11



Intercargo Corporation and Subsidiaries
Computation of Net Income Per Common Share


                                                                  1996           1995          1994
                                                               --------------------------------------
Primary earnings per common share:

Average common shares outstanding                               7,645,578     7,640,981     7,639,646
Shares assumed to be repurchased under the
   treasury stock method at average market prices
   of $10.321, $9.302 and $13.043, respectively (1)                11,011        22,656        22,096
                                                               --------------------------------------

      Total                                                     7,656,589     7,667,637     7,661,742
                                                               --------------------------------------

Net income                                                     $6,404,000     2,139,000     4,981,000
                                                               --------------------------------------

Per common share amount                                        $     0.84          0.28          0.65
                                                               ======================================

Fully diluted earnings per common share:
Average common shares outstanding                               7,645,578     7,640,981     7,639,646
Shares assumed to be repurchased under the
   treasury stock method at the average market
   prices of $10.321, $9.302, and $13.043, respectively (1)        11,011        26,656        22,096
                                                               --------------------------------------

      Total                                                     7,656,589     7,667,637     7,661,742
                                                               --------------------------------------
Net income                                                     $6,404,000     2,139,000     4,981,000
                                                               --------------------------------------
Per common share amount                                        $     0.84          0.28          0.65
                                                               ======================================

(1) Earnings per share are computed based upon the weighted average number of common stock and common stock market equivalents outstanding during each year.